Exhibit 10.31

EXECUTION VERSION

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made this 14th day of December, 2014 by and between Majesco, a California corporation (“Majesco”), and the stockholder listed as such on the signature pages hereof  (the “Holder”), for which Russell Cleveland is acting a representative (the “Representative”) (the Holder and Majesco are hereby referred to as the “Parties”).

RECITALS

WHEREAS, Majesco and Cover-All Technologies Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger dated as of the date hereof in the form attached hereto as Exhibit A (the “Merger Agreement”), pursuant to which Majesco and the Company have agreed that the Company shall be merged with and into Majesco (the “Merger”), the separate corporate existence of the Company shall cease and Majesco shall continue as the surviving corporation in the Merger;

WHEREAS, the Holder, as of the date hereof, collectively owns beneficially and of record 7,634,400 shares of common stock, par value $0.01 per share (the “Shares”) of the Company; and

WHEREAS, as a condition to the willingness of Majesco to enter into the Merger Agreement, Majesco has requested that the Holder agree, and in order to induce Majesco to enter into the Merger Agreement, the Holder has agreed, to enter into this Agreement in connection with the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants, representations, warranties, releases and agreements herein contained, and intending to be legally bound, the Parties hereby agree as follows:

AGREEMENT

1.    Representations and Warranties.

(a)   By the Holder. The Holder hereby represents and warrants, only with respect to itself, to Majesco that:

(1)   The Shares are owned by the Holder free and clear of any liens, encumbrances, claims, pledges, impositions or defects in title.

(2)   There are no options, warrants, voting, proxy, power of attorney or other rights, agreements, arrangements or commitments of any character to which the Holder is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.

(3)   The Holder does not own beneficially or of record any equity or other ownership interests of Company other than the Shares.

(4)   None of the execution and delivery of this Agreement by the Holder, the consummation by the Holder of the transactions contemplated hereby or compliance by the Holder with any of the provisions hereof will conflict with or result in a breach, or constitute a default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or law applicable to the Holder or to the Holder’s property or assets.

(5)   The Holder hereby represents and warrants to Majesco that (i) it has full power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement, (ii) this Agreement is a legal, valid and binding agreement of the Holder, enforceable against the Holder in accordance with its terms.

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(b)   By Majesco. Majesco hereby represents and warrants to the Holder that (i) it has full power, authority and capacity to enter into this Agreement and to perform its obligations under this Agreement, (ii) this Agreement is a legal, valid and binding agreement of Majesco, enforceable against Majesco in accordance with its terms and (iii) there is no contractual or other restriction, limitation or condition which might adversely affect Majesco’s ability to perform under this Agreement.

2.   Voting of Shares; Irrevocable Proxy.

(a)   During the term of this Agreement, and solely with respect to voting on the matters described in Section 2(b) below, the Holder shall not, and it shall not permit any entity under its control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares, grant any power of attorney with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Majesco. For the avoidance of doubt, this Agreement and the proxies and powers of attorney created hereby shall not apply to any matters submitted to the stockholders of the Company (including the right to elect directors of the Company at any annual or special meeting of the Company’s stockholders) other than the matters described in Section 2(b) below.

(b)   The Holder agrees during the term of this Agreement to vote the Shares, and to cause any holder of record of Shares to vote or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company: (i) in favor of the Merger, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every adjournment or postponement thereof; (ii) against (1) any Takeover Proposal (as defined in the Merger Agreement), (2) any action, proposal, transaction or agreement which would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or any other agreement related to the Merger, or of the Holder under this Agreement and (3) any action, proposal, transaction or agreement that would impede, interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the fulfillment of any conditions under this Agreement, the Merger Agreement or any definitive agreements for the Merger or change in any manner the voting rights of any class of shares of the Company (including any amendments to the Company’s charter documents and by-laws).

(c)   The Holder hereby appoints Majesco and any designee of Majesco, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and re-substitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with this Section 2. This proxy and power of attorney is given to secure the performance of the duties of the Holder under this Agreement. The Holder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Holder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by the Holder with respect to the Shares. The power of attorney granted by the Holder herein is a durable power of attorney and shall survive the dissolution, voluntary or involuntary bankruptcy, death or incapacity of the Holder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

3.   Transfer and Encumbrance.   This Agreement shall not restrict or prohibit the Holder from, directly or indirectly, transfering, selling, offering, exchanging, assigning, hypothecating, pledging or otherwise disposing of or encumbering (“Transfering” or, as a noun, any “Transfer”) any of the Shares or entering into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or any of its voting or economic interest therein.

4.   Additional Shares.   The Holder agrees that all shares of Company common stock or other equity interests in the Company that the Holder purchases, acquires the right to vote or otherwise acquires beneficial ownership of after the execution of this Agreement, but during the term of this Agreement, shall be subject to the terms of this Agreement and shall constitute “Shares” for all purposes of this Agreement. In the event that on or prior to the effective time of the Merger during the term of this Agreement the

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Company reclassifies its common stock, sets a record date for a stock split or reverse split, sets a record date for a stock dividend, sets a record date for a spin-off or enters into an exchange agreement or similar arrangement, the Parties agree to adjust the number of Shares in good faith to preserve the economic intent of this Agreement.

5.   Public Statements.   No Party shall make any public statement, press release or other announcement (each a “Public Announcement”) concerning the matters covered by this Agreement without the prior written approval of the other Parties; provided that each Party may in consultation with the other Parties and based on advice of counsel make any Public Announcement it believes is required or necessary under applicable securities laws and regulations and the rules of any stock exchange or market on which its or its affiliates’ securities are listed or traded; provided, however, that the disclosing Party shall provide the other Parties with the opportunity to review all drafts of Public Announcements prior to the release thereof by the disclosing Party. This Section 5 shall not apply to any statement, disclosure or filing by the Holder required by, or deemed advisable under, any applicable law or regulation.

6.   Disclosure.   The Holder hereby authorizes Majesco and its affiliates to publish and disclose in any Public Announcement required by the U.S. Securities and Exchange Commission, the NYSE MKT or any other national securities exchange, the Holder’s identity and ownership of the Shares and the nature of the Holder’s commitments, arrangements, and understandings under this Agreement; provided, however, that Majesco shall provide the Holder with the opportunity to review all drafts of such Public Announcements prior to the release thereof by Majesco.

7.   No Agreement as Director or Officer.   The Parties acknowledge that this Agreement is entered into by the Holder in its capacity as owner of the Shares and that nothing in this Agreement (i) will in any way prohibit, limit or restrict the performance by any director or officer of the Company, including, without limitation, any director or officer of the Company who is also an officer, director, manager, shareholder, partner, member, investment advisor or affiliate of the Holder (or an affiliate of any of the foregoing), of their duties or responsibilities as an officer or director to the Company, including in exercising rights on behalf of or in the name of the Company under the Merger Agreement or any other agreement, document or instrument entered into or to performed by the Company in connection therewith, and no such actions or omissions shall be deemed a breach of this Agreement, or (ii) will be construed in any way to prohibit, limit or restrict any director or officer of the Company, including, without limitation, any director or officer of the Company who is also an officer, director, manager, shareholder, partner, member, investment advisor or affiliate of the Holder (or an affiliate of any of the foregoing), from complying with his or her duties or responsibilities as an officer or director of the Company, including, without limitation, participating in his capacity as a director or officer of the Company in any discussions or negotiations of the Merger Agreement.

8.   Term and Termination.   This Agreement and the proxies and powers of attorney provided shall terminate with respect to each Share, on a Share by Share basis, upon the earliest of  (i) the mutual termination by the Parties, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the Effective Time (as defined in the Merger Agreement) of the Merger, (iv) the Transfer of such Share by the Holder thereof, (v) an amendment to the Merger Agreement without the consent of the Holder, or (vi) July 30, 2015 or such later date as the parties under the Merger Agreement may agree to under Section 7.1(b)(i) of the Merger Agreement.

9.   Miscellaneous

(a)   Governing Law.

(1)   This Agreement, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Each of the Parties hereto irrevocably (i) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, and, in connection with any such matter,

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to service of process by notice as otherwise provided herein, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than the Court of Chancery of the State of Delaware. In the event (but only in the event) that the Court of Chancery of the State of Delaware does not have subject matter jurisdiction over such action or proceeding, then the Parties will submit to personal jurisdiction of any federal court in the State of Delaware. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9(i).

(2)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE MPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9(a).

(3)   In case of a dispute hereunder, the prevailing Party shall be entitled reimbursement of its costs and expenses incurred in connection with the dispute.

(b)   Binding Agreement.   This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of Majesco.

(c)   Amendments.   No amendment, supplement or modification to this Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of each Party hereto.

(d)   Assignment.   No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

(e)   Specific Performance.   Each of the Parties agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that Majesco, would be irreparably harmed if any of the provisions of the Agreement are not performed in accordance with their specific terms and that monetary damages would not provide adequate remedy in such event. Accordingly, in addition to any other remedy to which a non-breaching Party may be entitled at law, a non-breaching Party shall be entitled to injunctive relief without the posting of any bond to prevent breaches of this Agreement and to specifically enforce the terms and provisions hereof. Each Party further waives (i) any defense that a remedy at law would be adequate in any action for specific performance or injunctive relief hereunder and (ii) any requirement for the posting of a bond or other security as a condition to such relief.

(f)   Severability.   In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties hereto. The Parties further agree to negotiate in good faith to modify this Agreement so as to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that is mutually agreeable to the Parties and that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)   Further Assurances.   Each Party hereto shall cooperate and take such action as may be reasonably requested by the other Party in order to carry out the provisions and purpose of this Agreement and the transaction contemplated hereby.

(h)   Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart.

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(i)   Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand (with written confirmation of receipt), (ii) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (iii) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (iv) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 9(i)):

(a) if to Majesco, to:

Majesco

5 Penn Plaza, 33rd Street & 8th Avenue, 14th Floor

New York, NY 10001

Attention: Ketan Mehta, Chief Executive Officer, Farid Kazani,

Chief Financial Officer and Lori Stanley, General Counsel

Telephone No.: 646-731-1000

Telecopy No.: 646-674-1392

with a copy to:

Pepper Hamilton LLP

620 Eighth Avenue

New York, NY 10018

Attention: Valérie Demont

Telephone No.: 212.808.2745

Telecopy No.: 212.286.9806

(b) if to the Holder, to:

c/o Representative

RENN Capital Group, Inc.

8080 N. Central Expressway

Suite 210, LB-59

Dallas, Texas 75206

Attention: Russell Cleveland

Telephone No.: 214-891-8294

Telecopy No.: 214-891-8291

or to such other persons, addresses or facsimile numbers as may be designated in writing by the person entitled to receive such communication as provided above.

(c)   Representative. The Holder (on its behalf, and on behalf of its successors, assigns and heirs) hereby irrevocably grants Representative full power and authority on its behalf and Representative hereby accepts such power and authority:

(1)    to execute and deliver, on behalf of the Holder, and to accept delivery of, on behalf of the Holder, such documents as may be deemed by Representative, in its sole discretion, to be appropriate to consummate this Agreement;

(2)   to receive notices and other deliverables hereunder on behalf of such person;

(3)   to (i) dispute or refrain from disputing, on behalf of the Holder, any claim made by Majesco under this Agreement; (ii) negotiate and compromise, on behalf of the Holder, any dispute that may arise under, and to exercise or refrain from exercising any remedies available under, this Agreement; and (iii) execute, on behalf of the Holder, any settlement agreement, release or other document with respect to such dispute or remedy;

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(4)   to give or agree to, on behalf of the Holder, any and all consents, waivers, amendments or modifications, deemed by Representative, in its sole discretion, to be necessary or appropriate, under this Agreement, and, in each case, to execute and deliver any documents that may be necessary or appropriate in connection therewith;

(5)   to amend this Agreement or any of the instruments to be delivered to Majesco by the Holder pursuant to this Agreement; and

(6)   to do each and every act and exercise any and all rights which the Holder is permitted or required to do or exercise under this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have each caused this Voting Agreement to be duly executed and delivered as of the date first set forth above.

MAJESCO

By:	/s/ Ketan Mehta
Name: Ketan Mehta
Title: President and Chief Executive Officer

[Additional Signature Pages Follow]

[Signature Page to Voting Agreement]

HOLDER:

RENN Universal Growth Investment
Trust PLC

By:	/s/ Russell Cleveland
Name: Russell Cleveland
Title: Investment Manager

Accepted and Agreed:

REPRESENTATIVE

Russell Cleveland

/s/ Russell Cleveland

[Signature Page to Voting Agreement]

Exhibit A

Merger Agreement